EXHIBIT (h)(5)(b)

Schedule A

As of January 1, 2024

Trust, Series and Class	Contractual Expense Cap(a)	Effective Date	Termination Date
Eaton Vance Growth Trust
Focused Growth Opportunities Fund Class A	1.05%	7/1/2023	6/30/2024
Focused Growth Opportunities Fund Class C	1.80%	7/1/2023	6/30/2024
Focused Growth Opportunities Fund Class I	0.80%	7/1/2023	6/30/2024

Focused Global Opportunities Fund Class A	1.20%	12/14/2021	3/31/2024
Focused Global Opportunities Fund Class I	0.95%	12/15/2015	3/31/2024

Focused Value Opportunities Fund Class A	0.99%	7/1/2022	6/30/2024
Focused Value Opportunities Fund Class C	1.74%	7/1/2022	6/30/2024
Focused Value Opportunities Fund Class I	0.74%	7/1/2022	6/30/2024

Greater China Growth Fund Class A	1.50%	10/1/2021	1/1/2025
Greater China Growth Fund Class C	2.25%	10/1/2021	1/1/2025
Greater China Growth Fund Class I	1.25%	10/1/2021	1/1/2025

International Small-Cap Fund Class A	1.30%	7/1/2022	3/31/2024
International Small-Cap Fund Class I	1.05%	7/1/2022	3/31/2024

Worldwide Health Sciences Fund Class A	1.15%	4/28/2018	1/1/2025
Worldwide Health Sciences Fund Class C	1.90%	4/28/2018	1/1/2025
Worldwide Health Sciences Fund Class I	0.90%	4/28/2018	1/1/2025
Worldwide Health Sciences Fund Class R	1.40%	4/28/2018	1/1/2025

Eaton Vance Investment Trust
National Ultra-Short Municipal Income Fund Advisers Class	0.50%	1/1/2022	7/31/2024
National Ultra-Short Municipal Income Fund Class A	0.50%	1/1/2022	7/31/2024
National Ultra-Short Municipal Income Fund Class I	0.35%	1/1/2022	7/31/2024

Eaton Vance Municipals Trust II
High Yield Municipal Income Fund Class W	Total amount of the advisory fee paid by Class W shares	10/1/2021	5/31/2024

Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class A	0.65%	5/3/2015	5/31/2024
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class C	1.40%	5/3/2015	5/31/2024
Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund Class I	0.40%	5/3/2015	5/31/2024

Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class A	0.65%	4/15/2015	5/31/2024
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class C	1.40%	4/15/2015	5/31/2024
Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund Class I	0.40%	4/15/2015	5/31/2024

Parametric TABS Intermediate-Term Municipal Bond Fund Class A	0.85%	7/1/2022	5/31/2024
Parametric TABS Intermediate-Term Municipal Bond Fund Class C	1.60%	7/1/2022	5/31/2024
Parametric TABS Intermediate-Term Municipal Bond Fund Class I	0.60%	7/1/2022	5/31/2024

Parametric TABS Short-Term Municipal Bond Fund Class A	0.76%	7/1/2022	5/31/2024
Parametric TABS Short-Term Municipal Bond Fund Class C	1.51%	7/1/2022	5/31/2024
Parametric TABS Short-Term Municipal Bond Fund Class I	0.51%	7/1/2022	5/31/2024

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date

Eaton Vance Mutual Funds Trust

Emerging and Frontier Countries Equity Fund Class A	1.40%	7/1/2022	2/29/2024
Emerging and Frontier Countries Equity Fund Class I	1.15%	7/1/2022	2/29/2024

Global Bond Fund Class A	1.00%	10/14/2019	2/29/2024
Global Bond Fund Class C	1.70%	10/14/2019	2/29/2024
Global Bond Fund Class I	0.70%	10/14/2019	2/29/2024

Global Income Builder Fund Class A	1.17%	5/1/2019	2/29/2024
Global Income Builder Fund Class C	1.92%	5/1/2019	2/29/2024
Global Income Builder Fund Class I	0.92%	5/1/2019	2/29/2024
Global Income Builder Fund Class R	1.42%	5/1/2019	2/29/2024

Global Macro Absolute Return Advantage Fund Class A	1.35%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class C	2.05%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class I	1.05%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class R	1.55%	1/1/2018	2/29/2024
Global Macro Absolute Return Advantage Fund Class R6	1.02%	1/1/2018	2/29/2024

Global Small-Cap Equity Fund Class A	1.35%	1/1/2018	2/29/2024
Global Small-Cap Equity Fund Class C	2.10%	1/1/2018	2/29/2024
Global Small-Cap Equity Fund Class I	1.10%	1/1/2018	2/29/2024

Government Opportunities Fund Class A	1.05%	3/1/2020	2/29/2024
Government Opportunities Fund Class C	1.80%	3/1/2020	2/29/2024
Government Opportunities Fund Class I	0.80%	3/1/2020	2/29/2024
Government Opportunities Fund Class R	1.30%	3/1/2020	2/29/2024

Parametric Dividend Income Fund Investor Class	0.65%	11/1/2016	6/30/2024
Parametric Dividend Income Fund Institutional Class	0.40%	11/1/2016	6/30/2024

Parametric International Equity Fund Class A	0.75%	11/1/2016	5/31/2024
Parametric International Equity Fund Class I	0.50%	11/1/2016	5/31/2024
Parametric International Equity Fund Class R	1.00%	11/1/2016	5/31/2024
Parametric International Equity Fund Class R6	0.47%	11/1/2016	5/31/2024

Parametric Tax-Managed International Equity Fund Class A	1.05%	3/1/2017	2/29/2024
Parametric Tax-Managed International Equity Fund Class C	1.80%	3/1/2017	2/29/2024
Parametric Tax-Managed International Equity Fund Class I	0.80%	3/1/2017	2/29/2024

Short Duration High Income Fund Class A	0.90%	1/1/2017	2/29/2024
Short Duration High Income Fund Class I	0.65%	1/1/2017	2/29/2024

Stock Fund Class A	0.98%	1/1/2016	4/30/2024
Stock Fund Class C	1.73%	1/1/2016	4/30/2024
Stock Fund Class I	0.73%	1/1/2016	4/30/2024

Total Return Bond Fund Class A	0.74%	6/1/2017	2/1/2025
Total Return Bond Fund Class C	1.49%	6/1/2017	2/1/2025
Total Return Bond Fund Class I	0.49%	6/1/2017	2/1/2025
Total Return Bond Fund Class R6	0.43%	6/30/2023	2/1/2025

Trust, Series and Class	Contractual Expense Cap	Effective Date	Termination Date

Eaton Vance Series Trust II
Income Fund of Boston Class A	1.00%	3/1/2020	2/29/2024
Income Fund of Boston Class C	1.75%	3/1/2020	2/29/2024
Income Fund of Boston Class I	0.75%	3/1/2020	2/29/2024
Income Fund of Boston Class R	1.25%	3/1/2020	2/29/2024
Income Fund of Boston Class R6	0.66%	3/1/2020	2/29/2024

Eaton Vance Special Investment Trust
Core Bond Fund Class A	0.74%	6/1/2017	4/30/2024
Core Bond Fund Class I	0.49%	6/1/2017	4/30/2024

Growth Fund Class A	1.05%	7/10/2014	4/30/2024
Growth Fund Class C	1.80%	7/10/2014	4/30/2024
Growth Fund Class I	0.80%	7/10/2014	4/30/2024
Growth Fund Class R	1.30%	7/10/2014	4/30/2024

Short Duration Inflation-Protected Income Fund Class A	0.75%	1/1/2017	2/29/2024
Short Duration Inflation-Protected Income Fund Class C	1.50%	1/1/2017	2/29/2024
Short Duration Inflation-Protected Income Fund Class I	0.50%	1/1/2017	2/29/2024

Small-Cap Fund Class A	1.21%	1/1/2019	4/30/2024
Small-Cap Fund Class C	1.96%	1/1/2019	4/30/2024
Small-Cap Fund Class I	0.96%	1/1/2019	4/30/2024
Small-Cap Fund Class R	1.46%	1/1/2019	4/30/2024

Special Equities Fund Class A	1.20%	10/1/2019	4/30/2024
Special Equities Fund Class C	1.95%	10/1/2019	4/30/2024
Special Equities Fund Class I	0.95%	10/1/2019	4/30/2024

Eaton Vance Floating-Rate Opportunities Fund	0.25%(b)	8/1/2023	5/31/2026

(a)Unless otherwise specified, the contractual expense cap reflects the total annual fund operating expenses, excluding Excluded Expenses, as a percentage of average daily net assets, that each class would not exceed on a per annum basis.

(b)In the case of Eaton Vance Floating-Rate Opportunities Fund, the contractual expense cap reflects, for each class of shares, the amount of operating expenses, excluding management fees, distribution and/or service (12b-1) fees and Excluded Expenses, as percentage of average daily net assets, that each class would not exceed on a per annum basis.